                                                                 Abraham Lincoln
                                                                      XX-0123456
                 [LOGO OF LINCOLN NATIONAL LIFE INSURANCE CO.]

                     A part of LINCOLN NATIONAL CORPORATION

                                (A Stock Company)

                                ANNUITY CONTRACT

                            Flexible Premium Deferred
              Variable Annuity and/or Market Value Adjusted Annuity
                          With Benefit Payment Options

                                Nonparticipating

The Lincoln National Life Insurance Company (LNL) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and LNL. We want to be sure you understand the features and benefits contained in this Contract. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY, If you have any questions after reading the Contract, we hope you will contact your representative or the Home Office of LNL.

NOTICE OF 10-DAY RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty (e.g., no Contingent Deferred Sales Charge and no Market Value Adjustment will apply) by delivering or mailing it to the representative through whom it was purchased or to the Home Office of LNL. Up on cancellation, LNL will return the Contract Value as of the Valuation Date on which LNL receives the cancellation request, plus any mortality and expense risk charges and daily administrative charges proportionately attributable to the Bonus Credits, plus any premium taxes previously deducted from the Contract Value, minus any Bonus Credits paid into this Contract. If the Contract Value on the date of cancellation is less than the sum of Purchase Payments minus withdrawals, LNL will also return the net investment loss on this Contract and fund management fees each in an amount that is proportionately attributable to the Bonus Credits.

UPON A TRANSFER, WITHDRAWAL, OR SURRENDER, PAYMENTS AND VALUES ALLOCATED TO THE FIXED ACCOUNT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS TRANSFERRED, WITHDRAWN, OR SURRENDERED BY THE OWNER.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE (THE AMOUNT MAY INCREASE OR DECREASE) AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE PAGES 7 AND 20).

Signed for The Lincoln National Life Insurance Company at its Home Office located at 1300 S. Clinton St. in Fort Wayne, Indiana 46602.

                                         /s/ Mark E. Reynolds
/s/ Jon A. Boscia                            Mark E. Reynolds
    Jon A. Boscia, President                 SVP & Chief Administrative Officer

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                                Table of Contents

Article                                                                                     Page

  1   Definitions .......................................................................... 4

  2   Purchase Payments .................................................................... 6

  3   Variable Account ..................................................................... 7

  4   Fixed Account ........................................................................ 8

  5   Options, Charges and Fees ............................................................11

  6   Death Benefits .......................................................................15

  7   Annuity Payment Options ..............................................................18

  8   Beneficiary ..........................................................................21

  9   General Provisions ...................................................................22

  10  Annuity Purchase Rates Under a Variable Payment Option ...............................24

  11  Annuity Purchase Rates Under a Fixed Payment Option ..................................28

                                  CONTRACT DATA

                     Contract Number      xx-0123455

                           Annuitant      Abraham Lincoln

                        Age at Issue      35

                       Contract Date      April 1, 1989

                    Purchase Payment      $1,500.00

          Purchase Payment Frequency      Monthly

                       Maturity Date      April 1, 2039

OWNER

Abraham Lincoln
Mary Lincoln
Todd Lincoln

BENEFICIARY DESIGNTION

Please refer to the Client Information Profile for beneficiary designation.

FIXED ACCOUNT - SUB-ACCOUNTS

       1-YEAR INITIAL GUARANTEED PERIOD
       3-YEAR INITIAL GUARANTEED PERIOD
       5-YEAR INITIAL GUARANTEED PERIOD
       7-YEAR INITIAL GUARANTEED PERIOD
       10-YEAR INITIAL GUARANTEED PERIOD

VARIABLE ACCOUNT

The Variable Account for this variable annuity Contract is the Lincoln Life Variable Annuity Account N. There are currently thirty-six Sub-accounts in the Variable Account available to the Owner. The Owner may direct Purchase Payments under the Contract to any of the available Sub-accounts, subject to limitations. The amounts allocated to each Sub-account will be invested at net asset value in the shares of one of the Funds. The Sub-accounts are:

    AFIS GLOBAL SMALL CAPITALIZATION FUND (Class 2)
    AFIS GROWTH FUND (Class 2)
    AFIS GROWTH-INCOME FUND (Class 2)
    AFIS INTERNATIONAL FUND (Class 2)
    AIM V.I. CAPITAL APPRECIATION FUND
    AIM V.I. GROWTH FUND
    AIM v.1. INTERNATIONAL EQUITY FUND
    AIM V.I. VALUE FUND
    ALLIANCE GROWTH AND INCOME PORTFOLIO (Class B)
    ALLIANCE GROWTH PORTFOLIO (Class B)
    ALLIANCE PREMIER GROWTH PORTFOLIO (Class B)
    ALLIANCE TECHNOLOGY PORTFOLIO (Class B)
    DELAWARE GROUP PREMIUM EMERGING MARKETS SERIES (Service Class) DELAWARE GROUP PREMIUM GROWTH & INCOME SERIES (Service Class) DELAWARE GROUP PREMIUM HIGH YIELD SERIES (Service Class) DELAWARE GROUP PREMIUM REIT SERIES (Service Class)
    DELAWARE GROUP PREMIUM SELECT GROWTH SERIES (Service Class) DELAWARE GROUP PREMIUM SMALL CAP VALUE SERIES (Service Class) DELAWARE GROUP PREMIUM SOCIAL AWARENESS SERIES (Service Class)

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     DELAWARE GROUP PREMIUM TREND SERIES (Service Class)
     DEUTSCHE ASSET MANAGEMENT VIT FUNDS: EQUITY 500 INDEX FUND
     FIDELITY VIP EQUITY-INCOME PORTFOLIO (Service Class 2)
     FIDELITY VIP GROWTH PORTFOLIO (Service Class 2)
     FIDELITY VIP OVERSEAS PORTFOLIO (Service Class 2)
     FIDELITY VIP III GROWTH OPPORTUNITIES PORTFOLIO (Service Class 2) FRANKLIN MUTUAL SHARES SECURITIES FUND (Class 2)
     FRANKLIN SMALL CAP SECURITIES FUND (Class 2)
     LIBERTY VARIABLE TRUST NEWPORT TIGER FUND
     LINCOLN NATIONAL BOND FUND
     LINCOLN NATIONAL MONEY MARKET FUND
     MFS VARIABLE INSURANCE TRUST EMERGING GROWTH SERIES (Service Class) MFS VARIABLE INSURANCE TRUST RESEARCH SERIES (Service Class)
     MFS VARIABLE INSURANCE TRUST TOTAL RETURN SERIES (Service Class) MFS VARIABLE INSURANCE TRUST UTILITIES SERIES (Service Class) TEMPLETON GROWTH SECURITIES FUND (Class 2)
     TEMPLETON INTERNATIONAL SECURITIES FUND (Class 2)
     Other funds made available by LNL.

See Section 3.01 for provisions governing any limitations, substitution or elimination of Funds.

OWNER'S CUMULATIVE PURCHASE PAYMENTS

Owner's Cumulative Purchase Payments at the time of a Purchase Payment is equal to the sum of:

     a.  All prior Purchase Payments made to this Contract; plus

     b.  The current Purchase Payment made to this Contract; minus

     c.  All prior withdrawals of Purchase Payments from this Contract.

BONUS CREDIT

For purposes of determining the Bonus Credit associated with a Purchase Payment to this Contract, the following table will be used.

Owner's Cumulative Purchase Payments                          Bonus Credit %
------------------------------------                          -------------
Less than $100,000                                                3.0%
$100,000 or greater but less than $1,000,000                     4.0%
$1,000,000 or greater                                            5.0%

                                    Page 3.1

ARTICLE 1
DEFINITIONS

1.01

ACCUMULATION UNIT -- A unit of measure used in the calculation of the value of a Variable Sub-account prior to the Annuity Commencement Date.

1.02

ANNUITANT OR JOINT ANNUITANT -- The person or persons upon whose life or lives the annuity benefit payments made after the Annuity Commencement Date will be based.

1.03

ANNUITY COMMENCEMENT DATE -- The Valuation Date on which the Contract Value is withdrawn for payment of annuity benefits under the Annuity Payment Option selected.

1.04

ANNUITY PAYMENT DATE -- The date on which the Owner is entitled to the first annuity benefit payment. Subsequent annuity benefit payments will be made on the same day of the month as the first annuity benefit payment, at the applicable frequency.

1.05

ANNUITY PAYMENT OPTION -- An optional form of payment of the annuity benefits provided for under this Contract.

1.06

ANNUITY UNIT -- A unit of measure used after the Annuity Commencement Date to calculate the amount of a variable annuity benefit payment.

1.07

BENEFICIARY -- The person or entity designated by the Owner to receive the Death Benefit, if any.

1.08

BONUS CREDIT -- The additional amount credited to this Contract by LNL for each Purchase Payment. Bonus Credits are not considered Purchase Payments.

1.09

CODE -- The Internal Revenue Code of 1986, as amended.

1.10

CONTINGENT ANNUITANT -- Prior to the Annuity Commencement Date, the individual who will become the Annuitant upon the death of the Annuitant.

1.11

CONTINGENT DEFERRED SALES CHARGE (CDSC) -- Charges assessed on a premature surrender of the Contract or a partial withdrawal from the Contract, calculated according to the Contract provisions.

1.12

CONTRACT -- The agreement, between LNL and the Owner, in which LNL provides a variable annuity and/or a market value adjusted annuity.

1.13

CONTRACT DATE -- The date this Contract became effective. The Contract Date is shown on the Contract Data Page(s).

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1.14

CONTRACT VALUE -- Prior to the Annuity Commencement Date, the sum of the values of the Variable Account and of the Fixed Account, attributable to this Contract, prior to any applicable Market Value Adjustment and CDSC.

1.15

CONTRACT YEAR -- Each twelve-month period starting with the Contract Date on the Contract Data page(s) and starting with each Contract Date anniversary thereafter.

1.16

DEATH BENEFIT -- The amount payable upon death of an Owner, Joint Owner, or an Annuitant.

1.17

DOLLAR COST AVERAGING (DCA) -- An option that allows the automatic transfer of a portion of the Contract Value in periodic installments from a designated DCA holding account to one or more of the Variable Sub-accounts available under the Contract. The periodic installments will be over any DCA period made available by LNL and selected by the Owner. A designated DCA holding account may be in the Fixed Account and/or the Variable Account.

1.18

EARNINGS -- The excess of the Contract Value over the sum of Bonus Credits and Purchase Payments which have not yet been withdrawn from this Contract.

1.19

EXPIRATION DATE -- The date on which a selected Guaranteed Period of the Fixed Account will end.

1.20

FIXED ACCOUNT -- The fixed portion of this Contract which is invested in the general account of LNL.

1.21

FIXED SUB-ACCOUNT -- That portion of the Fixed Account which accepts allocations for a Guaranteed Period at a Guaranteed Interest Rate. There is a separate Fixed Sub-account for each particular Guaranteed Period and DCA holding account.

1.22

FUND -- Any of the underlying investment options available in the Variable Account.

1.23

GUARANTEED INTEREST RATE -- The effective annual rate of interest LNL guarantees to credit on assets in each Fixed Sub-account.

1.24

GUARANTEED PERIOD -- The length, in years, of the period during which an initial or subsequent Guaranteed Interest Rate will be credited. The Guaranteed Period is selected by the Owner from those made available by LNL at the time of selection.

1.25

HOME OFFICE -- The principal office of LNL located at 1300 South Clinton Street, Fort Wayne, Indiana, 46802, or an institution designated by LNL.

1.26

LNL -- The Lincoln National Life Insurance Company.

1.27

MATURITY DATE -- The date specified on the Contract Data page(s) of this Contract.

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1.28

NET ASSET VALUE PER SHARE -- The market value of a Fund share calculated each day by taking the closing market value of all securities owned, adding the value of all other assets (such as cash), subtracting all liabilities, and then dividing the result (total net assets) by the number of shares outstanding.

1.29

OWNER OR JOINT OWNERS -- The one person, two persons or entity who exercises rights of ownership under this Contract.

1.30

PURCHASE PAYMENTS -- Amounts paid into this Contract by the Owner.

1.31

QUALIFIED PLAN -- A retirement plan qualified for special tax treatment under the Code, including Sections 401, 403, 408, 408A and 457. All other plans are considered Non-Qualified.

1.32

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business.

1.33

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

1.34

VARIABLE ACCOUNT - The segregated investment account into which LNL sets aside and invests the assets allocated to the Variable Sub-account(s) made available by LNL and selected by the Owner. The Variable Account for this variable annuity Contract is shown on the Contract Data page(s).

1.35

VARIABLE SUB-ACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund. There is a separate Variable Sub-account for each particular Fund.

ARTICLE 2
PURCHASE PAYMENTS

2.01 WHERE PAYABLE

All Purchase Payments must be made to LNL at its Home Office or to an agent designated by LNL.

2.02 AMOUNT AND FREQUENCY

Purchase Payments are made in the amount and at the frequency shown on the Contract Data page(s). The Owner may change the frequency or amount of Purchase Payments subject to LNL's rules in effect at the time of the change. LNL reserves the right to limit future Purchase Payments into this Contract.

Purchase Payments may be made until the earliest of: the Annuity Commencement Date, termination of the Contract upon payment of any Death Benefit, surrender of the Contract, or the Maturity Date.

In the event that Purchase Payments are discontinued by the Owner, this Contract will continue and Purchase Payments may be resumed at any time prior to the earlier of:

     a.   the Annuity Commencement Date:

     b.   termination of this Contract upon payment of any Death Benefit;

     C.   surrender of this Contract; or

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     d. the Maturity Date.

2.03 BONUS CREDIT

A Bonus Credit is paid into this Contract by LNL for the initial and all subsequent Purchase Payments made to this Contract. The amount of the Bonus Credit is calculated as a percentage of the Purchase Payment. The Bonus Credit percentage is based upon the amount of the Owner's Cumulative Purchase Payments to the Contract at the time of a Purchase Payment. Determination of the Owner's Cumulative Purchase Payments and the Bonus Credit percentage is set forth on the Contract Data page(s).

If a subsequent Purchase Payment is made on or before the first anniversary of the Contract Date and that Purchase Payment increases the Owner's Cumulative Purchase Payments to a level that qualifies the Purchase Payment for a Bonus Credit percentage which is higher than the Bonus Credit percentage paid on prior Purchase Payments, then an additional Bonus Credit will be paid into the Contract at the time the subsequent Purchase Payment is made. The additional Bonus Credit will be determined by multiplying the sum of the prior Purchase Payments by the additional Bonus Credit percentage. The additional Bonus Credit percentage will be the difference between the percentage applicable to the subsequent Purchase Payment and the percentage applied to the prior Purchase Payments. This additional Bonus Credit will be paid into the Contract on the same date the subsequent Purchase Payment is allocated, and will not be applied to the Contract retroactively to the dales of prior Purchase Payments. This additional Bonus Credit will not be applicable after the first anniversary of the Contract Date.

Bonus Credits will be allocated to the Fixed Sub-accounts and/or the Variable Sub-accounts of the Contract at the same time and at the same percentages as the Purchase Payment to which they correspond.

Bonus Credits are not considered Purchase Payments.

ARTICLE 3
VARIABLE ACCOUNT

3.01 THE VARIABLE ACCOUNT

The Variable Account is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. The Variable Account will not be charged with the liabilities arising from any other part of LNL's business.

Subject to any required regulatory approvals, LNL reserves the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund. Such elimination and substitution may occur if the shares of a Fund are no longer available for investment or, if in the judgment of LNL, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LNL may add new Variable Sub-accounts in which the assets of the Variable Account may be invested. LNL will give the Owner written notice of the elimination and substitution of any Fund within fifteen days after such substitution occurs.

3.02 ALLOCATION OF PURCHASE PAYMENTS IN THE VARIABLE ACCOUNT

Any Purchase Payment paid into this Contract may be allocated to the Variable Account. Purchase Payments allocated to the Variable Account of the Contract will be credited to the Variable Sub-account(s) made available by LNL and selected by the Owner.

The Owner may allocate Purchase Payments to any of the available Variable Sub-accounts subject to the following limitations.

     a.   The minimum amount allocated to any one Variable Sub-account is $20.

     b. If the Owner elects to allocate any Purchase Payment to a new Variable Sub-account not previously selected, that election must be made in writing to LNL or through voice or electronic instructions, provided LNL has received the appropriate authorization from the Owner for voice or electronic instructions in accordance with LNL procedures.

Purchase Payments and corresponding Bonus Credits allocated to each Variable Sub-account will be invested at net asset value in the shares of one of the Funds. LNL will use each Purchase Payment and corresponding

Bonus Credit to buy Accumulation Units in the Variable Sub-account(s) selected by the Owner. The number of Accumulation Units bought will be determined by dividing the amount allocated to a Variable Sub-account by the dollar value of an Accumulation Unit in such Variable Sub-account as of the Valuation Date immediately following receipt of the Purchase Payment at the Home Office. The number of Accumulation Units held for an Owner in a Variable Sub-account will not be changed by any change in the dollar value of Accumulation Units in the Variable Sub-account.

3.03 VALUATION OF THE VARIABLE ACCOUNT ALLOCATIONS

The value of the portion of this Contract allocated to the Variable Account at any time prior to the Annuity Commencement Date is equal to the sum of the values allocated under this Contract to the Variable Sub-accounts. The value of the portion of this Contract allocated to a Variable Sub-account at any time prior to the Annuity Commencement Date is equal to the Accumulation Units credited under this Contract to a Variable Sub-account multiplied by the value of the Accumulation Unit for the respective Variable Sub-account.

Accumulation Units for each Variable Sub-account are valued separately. The value of a Variable Sub-account Accumulation Unit may increase or decrease from Valuation Period to Valuation Period. Initially, the value of an Accumulation Unit was arbitrarily established at the inception of the Variable Sub-account. The Accumulation Unit value for a Variable Sub-account for any later Valuation Period is determined as follows;

     a. the total value of Fund shares held in the Variable Sub-account is calculated by multiplying the number of Fund shares owned by the Variable Sub-account at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund at the end of the Valuation Period, and adding any dividend or other distribution of the Fund if an ex-dividend date occurs during the Valuation Period; minus

     b. the liabilities of the Variable Sub-account at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Sub-account and may include a charge or credit with respect to any taxes paid or reserved for by LNL that LNL determines is a result of the operation of the Variable Account); the result divided by

     c. the outstanding number of Accumulation Units in the Variable Sub-account at the beginning of the Valuation Period.

The daily charge imposed on a Variable Sub-account for any Valuation Period represents the daily mortality and expense risk charge and the daily administrative charge adjusted for the number of calendar days in the Valuation Period. On an annual basis, this daily charge will not exceed the level determined by the Death Benefit option (see Section 6.01) in effect:

     for any Valuation Period the Enhanced Guaranteed Minimum Death Benefit (EGMDB) is in effect, on an annual basis the daily charge will not exceed 1.60% of the average daily net assets of the Variable Sub-account;

     for any Valuation Period the 5% Step-up Death Benefit is in effect, on an annual basis the daily charge will not exceed 1.75% of the average daily net assets of the Variable Sub-account.

For any Valuation Period on or after the Annuity Commencement Date, on an annual basis the daily charge will not exceed 1.40% of the average daily net assets of the Variable Sub-account.

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract. Expenses incurred by LNL will not adversely affect the dollar value of benefits.

ARTICLE 4
FIXED ACCOUNT

4.01 THE FIXED ACCOUNT

The Fixed Account holds the Fixed Sub-accounts for each Guaranteed Period. LNL reserves the right to discontinue accepting new allocations or transfers to any of the available Guaranteed Periods at any time. LNL may also add one or more new Guaranteed Periods at any time.

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4.02 ALLOCATION OF PURCHASE PAYMENTS INTO THE FIXED ACCOUNT

Any Purchase Payment to this Contract may be allocated to the Fixed Account for the Contract. Purchase Payments allocated to the Fixed Account of the Contract will be credited to the Fixed Sub-account(s) made available by LNL and selected by the Owner.

The Owner may allocate Purchase Payments to any of the available Fixed Sub-accounts subject to the following limitations:

     a. The minimum amount of a Purchase Payment which may be allocated to any one Fixed Sub-account is $2000.

     b. If the Owner elects to allocate any Purchase Payment to the Fixed Sub-account not previously selected, that election must be made in writing to LNL or through voice or electronic instructions, provided LNL has received the appropriate authorization from the Owner for voice or electronic instructions in accordance with LNL procedures.

Any Purchase Payment and corresponding Bonus Credit allocated to a Fixed Sub-account will be invested at the Guaranteed Interest Rate in effect for the respective Guaranteed Period on the day the allocation is credited to the Fixed Sub-account.

4.03 VALUATION OF FIXED ACCOUNT ALLOCATIONS

The value of the portion of this Contract allocated to the Fixed Account at any time prior to the Annuity Commencement Date is equal to the sum of the then current values of all Fixed Sub-account(s) with respect to this Contract before any applicable Market Value Adjustment. See Section 4.06 for an explanation of the Market Value Adjustment.

4.04 CREDITING OF INTEREST ON FIXED ACCOUNT

LNL will establish the applicable effective annual Guaranteed Interest Rate for each Fixed Sub-account at the beginning of that Guaranteed Period. The Guaranteed Interest Rate will be guaranteed for the duration of the applicable Guaranteed Period. Subsequent Guaranteed Interest Rate(s) will be determined at the beginning of subsequent Guaranteed Period(s) and may be higher or lower than the previous interest rate. A Guaranteed Interest Rate will never be less than an effective annual interest rate of 3.0%. LNL may credit interest at effective annual rates in excess of 3.0% at any time.

Prior to the earlier of:

     a.   the Annuity Commencement Date;

     b.   termination of this Contract upon payment of any Death Benefit; or

     c.   surrender of this Contract;

LNL guarantees that at the end of each Valuation Period the applicable effective annual interest rate, adjusted for the number of days in the Valuation Period, will be credited to the portion of Contract Value, if any, in the Fixed Account at that time.

4.05 GUARANTEED PERIODS

Each individual amount allocated to a Fixed Sub-account will have an associated Guaranteed Period, Guaranteed Interest Rate and Expiration Date and will be treated separately from other amounts allocated to the Fixed Account. Multiple amounts allocated to the same fixed Sub-account may have different Guaranteed Interest Rates, Expiration Dates, and Market Value Adjustments. The Guaranteed Period begins when the amount is allocated to that Fixed Sub-account and ends on the Expiration Date for the Guaranteed Period selected.

LNL will send written notice to the Owner at the last address known to LNL regarding an upcoming expiration of a Guaranteed Period. LNL will send this notice at least 60 days prior to the Expiration Date of such Guaranteed Period. The Owner may request in writing, prior to the Expiration Date of a previously selected Guaranteed Period, to transfer all or a portion of the value of the amount in a Fixed Sub-account at the Expiration Date. The value may be transferred to one or more of the Fixed Sub-accounts or Variable Sub-accounts. Such requests must be in accordance with the transfer provision as described in
Section 5.01. If no written notifi-

Form 30295                           Page 9
cation from the Owner is received by LNL prior to the Expiration Date of a previously selected Guaranteed Period, a subsequent Guaranteed Period of the same duration, if available, will begin automatically upon the expiration of the preceding Guaranteed Period.

If the written notification requests only a portion of the value of the Fixed Sub-account to be transferred, the remaining amount will be automatically invested in a subsequent Guaranteed Period of the same duration, if available, upon the expiration of the preceding Guaranteed Period.

In the event the preceding Guaranteed Period is no longer available and no written notification has been received from the Owner, all or the remaining portion of value of the Fixed Sub-account will be transferred to a new Fixed Sub-account for a Guaranteed Period with the shortest duration currently available.

4.06 MARKET VALUE ADJUSTMENT

Any transfer (except as noted below), withdrawal, or surrender of value from a Fixed Sub-account, unless effective on the Expiration Date of a Guaranteed Period, on the Annuity Commencement Date, or at the death of the Owner, Joint Owner or Annuitant, will be increased or decreased by the Market Value Adjustment described in the following paragraphs. The Market Value Adjustment will not apply to any Contract Value being transferred as part of a DCA program.

The amount of the Market Value Adjustment is calculated by multiplying the dollar amount of any transfer, withdrawal, or surrender of value from a Fixed Sub-account by the following amount:

  (1+A) /n/ divided by (1 + B) /n/, the result reduced by 1.0, where:

  A = the yield rate for a Treasury security (U. S. Treasury Bonds, Notes. or
      Bills) with time to maturity equal to the applicable Guaranteed Period, determined at the beginning of the Guaranteed Period.

  B = the yield rate for a Treasury security (U.S. Treasury Bonds, Notes, or Bills) with time to maturity equal to the applicable Guaranteed Period, determined at the time of cash withdrawal or transfer, plus the Percentage Adjustment to Index Rate "B". The Percentage Adjustment to Index Rate "B" is 0.50%. If rates "A" and "B" are within 0.25% of each other, the Percentage Adjustment to Index Rate "B" will not be applied.

  N = the number of years remaining in the applicable Guaranteed Period (e.g. 1 year and 73 days = 1 + (73 divided by 365) = 1.2 years)

  Straight-line interpolation is used to determine the yield rate for a Treasury security with time to maturity for the applicable Guaranteed Period if such yield rate is not quoted.

A positive Market Value Adjustment increases the amount transferred, withdrawn, or surrendered while a negative Market Value Adjustment decreases it.

If such yields are no longer published, LNL will substitute an appropriate index of publicly traded obligations.

4.07 MINIMUM VALUE OF FIXED ACCOUNT

The Minimum Value of the Fixed Account will be determined by crediting an effective annual interest rate of 3.0% on amounts in the Fixed Account. The effective annual interest rate, adjusted for the number of days in the Valuation Period, will be credited at the end of each Valuation Period on the portion of the Contract Value, if any, in the Fixed Account at that time.

ARTICLE 5
OPTIONS, CHARGES AND FEES

5.01 TRANSFER OPTION

Prior to the earlier of:

  a.  the Annuity Commencement Date;

  b.  termination of this Contract upon payment of any Death Benefit;

  c.  surrender of this Contract; or

  d.  the Maturity Date;

the Owner may direct a transfer of a portion of the Contract Value:

  a. from one Variable Sub-account to another Variable Sub-account or to a Fixed Sub-account;

  b. from one Fixed Sub-account to another Fixed Sub-account or to a Variable Sub-account; or

  c. from a designated DCA holding account to a Variable Sub-account under a DCA program;

subject to the restrictions described below.

Such a transfer request must be made in writing to LNL through voice or electronic instructions, provided LNL has received the appropriate authorization from the Owner for voice or electronic instructions in accordance with LNL procedures.

A transfer from one Variable Sub-account to another Variable Sub-account will result in the redemption of Accumulation Units in one Variable Sub-account and the purchase of Accumulation Units in the other Variable Sub-account. A transfer from the Fixed Account to a Variable Sub-account will result in a withdrawal of Contract Value from the Fixed Account and the purchase of Accumulation Units in the Variable Sub-account. Such transfers will be accomplished at Accumulation Unit values as of the Valuation Date the transfer request is received in the Home Office.

Transfers from a Fixed Sub-account will be subject to a Market Value Adjustment (as described in Section 4.06) unless the transfer is effective on the Expiration Date of the Guaranteed Period. If a request for a transfer from a Fixed Sub-account is received during the 60-day period immediately preceding the Expiration Date of that Guaranteed Period, the transfer will be effective as of the Expiration Date unless an immediate transfer is requested. If an immediate transfer is requested. the transfer will occur on the Valuation Date the transfer is received in the Home Office. If a transfer request is received at any time other than during this 60-day period, the transfer will be accomplished as of the Valuation Date the transfer request is received in the Home Office.

Transfers to a Fixed Sub-account will have an associated Guaranteed Period, Guaranteed Interest Rare and Expiration Date and will be treated separately from other Purchase Payment and corresponding Bonus Credit allocations or transfers of a portion of the Contract Value to the Fixed Account. The allocation of multiple Purchase Payments and Bonus Credits and transfers info the same Fixed Sub-account may result in portions of the Contract Value therein having different Guaranteed Interest Rates, Expiration Dates, and Market Value Adjustments. The Guaranteed Period begins when the transfer of a portion of Contract Value is credited into that Fixed Sub-account and ends on the Expiration Date of the Guaranteed Period selected. See Section 4.05 for an explanation of Guaranteed Periods and Section 4.04 for an explanation of Guaranteed Interest Rates.

Transfers will be subject to the following restrictions.

  a. LNL reserves the right to restrict transfers during the first 30 days after the Contract Date.

  b. Twelve (12) transfers within and/or between the Variable Account and the Fixed Account may be made per Contract Year. There will be no fee imposed for these twelve (12) transfers. Transfers in excess of twelve (12) per Contract Year must be authorized by LNL. Transfers made as a part of an automatic transfer program (such as a DCA program) will not be counted against these twelve (12) transfers.

                                     Page 11

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  c.  The minimum single transfer amount from a Variable Sub-account or a Fixed
      Sub-account is $300 or the entire amount in the Variable Sub-account or Fixed Sub-account, whichever is less. If, after the transfer, the amount remaining under this Contract in the Variable Sub-account and/or Fixed Sub-account from which the transfer is taken is less than $300, the entire amount held in that Variable Sub-account and/or Fixed Sub-account will be transferred with the requested transfer amount.

  d. For transfers on a date other than the Expiration Date of a Guaranteed Period, the sum of the percentages transferred from any Fixed Sub-account in any Contract Year, where the percentages are based upon the value of the Fixed Sub-account at the time of the current withdrawal, will be limited to 25% of the value of the Fixed Sub-account. Such transfers will be subject to a Market Value Adjustment. Transfers made as a part of an automatic transfer program (such as a DCA program) will not be counted against this 25% limit and will not be subject to a Market Value Adjustment.

  e.  The minimum transfer amount to a Variable Sub-account is $300.

  f.  The minimum transfer amount to a Fixed Sub-account is $2000.

If the DCA program is discontinued by the Owner prior to the end of the selected DCA period, any remaining portion of the Contract Value held in a designated DCA holding account within the Fixed Account will be transferred automatically to the Variable Sub-account(s) the Owner selected under the DCA program.

5.02 WITHDRAWAL OPTION


The Owner may withdraw a part of the surrender value of this Contract at any time prior to the earlier of:

  a.  the Annuity Commencement Date;

  b.  termination of this Contract upon payment of any Death Benefit;

  c.  surrender of this Contract; or

  d.  the Maturity Date.

Withdrawals will be subject to the CDSC (see Sections 5.03 and 5.04). However, the Owner may withdraw up to the Free Amount during a Contract Year without incurring a CDSC. The remaining value will be subject to the charges as provided under CDSC (see Section 5.04). The Free Amount is equal to the greater of:

  a. 10% of the Contract Value, where the percentages are based upon the Contract Value at the time of the current withdrawal, to the extent that the sum of the percentages of the Contract Value withdrawn does not exceed this 10% maximum; or

  b. 10% of the total Purchase Payments (excluding any corresponding Bonus Credits), where the percentages are based upon the total Purchase Payments to the Contract at the time of the current withdrawal, to the extent that the sum of the percentages of the Purchase Payments withdrawn does not exceed this 10% maximum.

The Free Amount does not apply to a surrender of this Contract.

For purposes of calculating the CDSC on withdrawals, LNL assumes that:

  a. The Free Amount will be withdrawn from Purchase Payments on a "first in-first out" (FIFO) basis.

  b. Prior to the ninth anniversary of the Contract Date, any amount withdrawn above the Free Amount during a Contract Year will be withdrawn in the following order:

      1. from Purchase Payments (FIFO) until exhausted; then

      2. from Earnings until exhausted; then

      3. from Bonus Credits.

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  c.  On or after the ninth anniversary of the Contract Date, any amount withdrawn above the Free Amount during a Contract Year will be withdrawn in the following order:

      1. from Purchase Payments (FIFO) to which a CDSC no longer applies until exhausted; then

      2.  from Earnings until exhausted; then

      3. from Bonus Credits paid into this Contract at the same time as Purchase Payments to which a CDSC no longer applies until exhausted; then

      4, from Purchase Payments (FIFO) to which a CDSC still applies until exhausted; then

      5. from Bonus Credits paid into this Contract at the same time as Purchase Payments to which a CDSC still applies.

The minimum withdrawal is $300. A withdrawal will be effective on the Valuation Date on which LNL receives a written request for withdrawal at its Home Office. The request may specify from which Sub-account the withdrawal will be made. If no Sub-account is specified, LNL will withdraw the amount requested on a pro-rata basis from each Variable Sub-account and/or Fixed Sub-account.

Any payment from the Variable Account will be mailed from LNL's Home Office within seven days after the date of withdrawal; however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time such request for withdrawal is received at its Home Office. Any payment from the Fixed Account may be deferred for a period not to exceed six months after receipt of the withdrawal request.

Withdrawals from a Variable Sub-account will result in the redemption of Accumulation Units from that Variable Sub-account. Such withdrawals will be accomplished at Accumulation Unit values as of the Valuation Date the withdrawal request is received in the Home Office.

Withdrawals from a Fixed Sub-account will be subject to a Market Value Adjustment (as described in Section 4.06) unless the withdrawal is effective on the Expiration Date of the Guaranteed Period or at the death of the Owner, Joint Owner or Annuitant. If a request for a withdrawal from a Fixed Sub-account is received during the 60-day period immediately preceding the Expiration Date of that Guaranteed Period, the withdrawal will be effective as of the Expiration Date unless an immediate withdrawal is requested. If an immediate withdrawal is requested, the withdrawal request will occur on the Valuation Date the withdrawal is received in the Home Office. If a withdrawal request is received at any time other than during this 60-day period, the withdrawal will be accomplished as of the Valuation Date the withdrawal request is received in the Home Office.

The Withdrawal Option is not available after the Annuity Commencement Date.

5.03 SURRENDER OPTION

The Owner may surrender this Contract for its surrender value at any time prior to the earlier of:

  a.  the Annuity Commencement Date;

  b.  termination of this Contract upon payment of any Death Benefit; or

  c.  the Maturity Date.

LNL reserves the right to surrender this Contract if any withdrawal (see Section 5.02) reduces the total Contract Value to a level at which this Contract may be surrendered in accordance with the terms set forth in the standard nonforfeiture law, for individual deferred annuities applicable in the state in which this Contract was purchased, LNL may surrender the Contract for its surrender value.

This Contract will terminate upon surrender. The surrender will be effective on the Valuation Date on which LNL receives a written request for surrender at its Home Office.

The surrender value on the Valuation Date of surrender will be the sum of "a." and "b.", minus the CDSC (see Section 5.04), where:

                                     Page 13

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  "a." is the greater of the Minimum Value of the Fixed Account (see Section
  4.08) or the portion of the Contract Value in the Fixed Account after any Market Value Adjustment(s) (see Section 4.06) and;

  "b." is the portion of the Contract Value in the Variable Account.

Any payment from the Variable Account will be mailed from LNL's Home Office within seven days after the date of surrender, however, LNL may be permitted to defer such payment under the Investment Company Act of 1940, as in effect at the time a request for surrender is received in its Home Office. Any payment from the Fixed Account may be deferred for a period not to exceed six months after receipt of the surrender request.

The Surrender Option is not available after the Annuity Commencement Date.

5.04 CONTINGENT DEFERRED SALES CHARGES (CDSC)

The CDSC is calculated separately for each Contract Year's Purchase Payments to which a charge applies. Charges are applied as follows:

     Number of Contract Anniversaries      CDSC as a percentage of the
      since a Purchase Payment was          surrendered or withdrawn
               invested                        Purchase Payment
               --------                        ----------------
                 None                                 8.5%
              At Least 1                              8.5%
              At Least 2                              8.0%
              At Least 3                              7.0%
              At Least 4                              6.0%
              At Least 5                              5.0%
              At Least 6                              4.0%
              At Least 7                              3.0%
              At Least 8                              2.0%
              At Least 9                              0.0%

A CDSC will be waived under certain circumstances (see Section 5.05 for details).

5.05 WAIVER OF CONTINGENT DEFERRED SALES CHARGES

The withdrawal of a portion of the Contract Value or the surrender of this Contract, prior to the Annuity Commencement Date, may be subject to a CDSC as described in Sections 5.02 and 5.03, except that such charges do not apply to the following:

  a.  Each withdrawal of the Free Amount (as defined in Section 5.02).

  b. The surrender or withdrawal of any Purchase Payment received more than 12 months prior to onset of the "permanent and total disability" of the Owner or Joint Owner as defined in section 22(e)(3) of the Code. Permanent and total disability must occur subsequent to the Contract Date and prior to the 65th birthday of the disabled Owner or Joint Owner.

  c. The surrender or withdrawal of any Purchase Payment received more than 12 months prior to the diagnosis of a terminal illness of the Owner or Joint Owner. Diagnosis of the terminal illness must be subsequent to the Contract Date and result in a life expectancy of less than one year, as determined by a qualified professional medical practitioner.

  d. The surrender or withdrawal of any Purchase Payment received more than 12 months prior to the admittance of the Owner or Joint Owner into an accredited nursing home or equivalent health care facility. Admittance in such a facility must be subsequent to the Contract Date and continue for 90 consecutive days prior to the surrender or withdrawal.


  e. The surrender of this Contract as a result of the death of the Owner or a Joint Owner, or as a result of the death of the Annuitant, provided the Annuitant has not been changed, other than as a result of the death of a prior Annuitant.

  f. The annuitization of any Purchase Payment received more than 12 months prior to the Annuity Commencement Date.

                                     Page 14

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If a non-natural person is the Owner of the Contract, the Annuitant or Joint
Annuitant will be considered the Owner or Joint Owner of the Contract for purposes of this Section 5.05.

5.06 ANNUITY ACCOUNT FEE

An Annuity Account Fee of $35 per Contract Year will be deducted on the next Valuation Date following the last day of each Contract Year. If the Contract is surrendered prior to the last day of a Contract Year, the full Annuity Account Fee will be deducted upon the surrender. The Annuity Account Fee will be deducted from each Variable Sub-account and Fixed Sub-account on a pro-rata basis,

The Annuity Account Fee will be waived for any Contract Year in which the Contract Value equals or exceeds $100,000.00 as of the Valuation Date on which the Annuity Account Fee would otherwise be deducted. The Annuity Account Fee will also be waived on and after the Annuity Commencement Date.

ARTICLE 6
DEATH BENEFITS

6.01 DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

Entitlement.

If there is a single Owner, upon the death of the Owner LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of Article
8. If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue the Contract as the new Owner. Upon the death of the spouse who continues the Contract as the new Owner, LNL will pay a Death Benefit to the designated Beneficiary(s) named by the spouse, as the new Owner, in accordance with the terms of Article 8. If there are no designated Beneficiaries, LNL will pay a Death Benefit to the Owner's estate.

If there are Joint Owners, upon the death of the first Joint Owner, LNL will pay a Death Benefit to the surviving Joint Owner. If the surviving Joint Owner is the spouse of the deceased Joint Owner, then the spouse may elect to continue the Contract as sole Owner. Upon the death of the Joint Owner who continues the Contract, LNL will pay a Death Benefit to the designated Beneficiary(s) in accordance with the terms of Article 8.

If the Annuitant is also the Owner or a Joint Owner, then the Death Benefit paid upon the death of the Annuitant will be subject to the Contract provisions regarding death of the Owner or a Joint Owner. If the surviving spouse of the deceased Annuitant assumes the Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no named Contingent Annuitant, the surviving spouse will become the Annuitant.

If an Annuitant who is not the Owner or a Joint Owner dies, then the Contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no Contingent Annuitant is named, the Owner (or younger Joint Owner) becomes the Annuitant. In lieu of continuing the Contract, a Death Benefit may be paid to the Owner (and Joint Owner in equal shares, if applicable) if the Annuitant named on this Contract has not been changed, except on death of a prior Annuitant, and written notification of the election to receive the Death Benefit is received by LNL within 75 days of the death of the Annuitant. If no Owner is living on the date of death of the Annuitant, the Death Benefit will be paid to the Beneficiary in accordance with Article 8. This Contract will terminate when any Death Benefit is paid due to the death of the Annuitant. A Death Benefit payable on the death of the Annuitant will not be paid if the Annuitant has been changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Annuitant.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

The Death Benefit will be paid upon approval by LNL, after LNL is in receipt of;

  a.  due proof, satisfactory to LNL, of the death;

  b.  written authorization for payment; and

  c.  all claim forms, fully completed.

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

Due proof of death may be a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LNL.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under the Contract must be made in compliance with Code
Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

Determination of Amounts.

The Enhanced Guaranteed Minimum Death Benefit (EGMDB) option will be the Death Benefit option effective as of the Contract Date for the following:

a. Contracts where the 5% Step-Up Death Benefit option has not been elected by the Owner on the Contract Date; and

b. Contracts where any one of the Owner, Joint Owner, or Annuitant is over age 79 as of the Contract Date.

 Each Death Benefit option has a different level of daily charges (see Section 3.03).

 The two Death Benefit options are:

   1. Enhanced Guaranteed Minimum Death Benefit EGMDB

      The EGMDB is equal to the greatest of;

      a. the current Contract Value as of the date on which the death claim is approved by LNL for payment; or

      b. the sum of all Purchase Payments minus all withdrawals, partial annuitizations, and premium tax incurred, if any; or

      c. the highest Contract Value on any Contract Date anniversary (determined before the allocation of any Purchase Payments on that Contract Date anniversary) prior to the 81st birthday of the deceased (Owner, Joint Owner, or Annuitant) and prior to the date of death of the deceased (Owner, Joint Owner or Annuitant); where the highest Contract Value is increased by Purchase Payments made on or subsequent to that Contract Date anniversary on which the highest Contract Value is obtained, and decreased for partial withdrawals, partial annuitizations, and premium tax incurred, if any, on or subsequent to that Contract Date anniversary on which the highest Contract Value is obtained.

   2. 5% Step-up Death Benefit.

      The 5% Step-up Death Benefit is equal to the greatest of

      a. the current Contract Value as of the date on which the death claim is approved by LNL for payment; or

      b. the sum of all Purchase Payments minus all withdrawals, partial annuitizations, and premium tax incurred, if any; or

      c. the highest Contract Value on any Contract Date anniversary (determined before the allocation of any Purchase Payments on that Contract Date anniversary) prior to the 81st birthday of the deceased (Owner, Joint Owner, or Annuitant) and prior to the date of death of the deceased (Owner, Joint Owner or Annuitant); where the highest Contract Value is increased by Purchase Payments made on or subsequent to that Contract Date anniversary on which the highest Contract Value is obtained, and decreased for partial withdrawals, partial annuitizations, and premium tax incurred, if any, on or subsequent to that Contract Date anniversary on which the highest Contract Value is obtained; or

          d. the accumulation of all Purchase Payments minus the accumulation of all withdrawals, partial annuitizations and premium tax incurred, if any; where each Purchase Payment, withdrawal, partial annuitizations and premium tax incurred, if any, will be accumulated daily at an annual rate of 5% from the date of the Purchase Payment, withdrawal, partial annuitization and premium tax incurred, if any, until the earlier of the date of death of the deceased (Owner, Joint Owner, or Annuitant) or the Contract Date anniversary immediately preceding the 81/st/ birthday of the deceased (Owner, Joint Owner, or Annuitant), except that the accumulation of any Purchase Payment, withdrawal, partial annuitization and premium tax incurred, if any, will not exceed 200% of that Purchase Payment, withdrawal, partial annuitization, and premium tax incurred, if any.

On or after the Contract Date, but prior to the Annuity Commencement Date, the Owner (or a spouse who continues the Contract as the Owner) may choose to terminate the 5% Step-up Death Benefit option, if in effect, by giving written notice to LNL. The EGMDB option will then be effective as of the Valuation Date on which the written notification to change the Death Benefit option is received at the Home Office. Termination of the 5% Step-up Death Benefit option by the Owner or surviving spouse who assumed the Contract will be permanent and final.

Upon the death of the Owner, Joint Owner, or Annuitant of this Contract, if a surviving spouse continues the Contract, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This benefit will only apply one time for each Contract.

If the Owner is a corporation or other non-individual (non-natural person) and there are Joint Annuitants, upon the death of the first Joint Annuitant to die, if the Contract is continued, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNL for payment will be credited into the Contract. This benefit will only apply one time for each Contract.

Payment of Amounts.

The Death Benefit payable on the death of the Owner, or after the death of the first Joint Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

     a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

     b. the designated Beneficiary may elect, within the one year period after the Owner's date of death, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

The Death Benefit payable upon the death of the Annuitant, if elected by the Owner or Joint Owner within 75 days of the death of the Annuitant, will be distributed to the Owner or Joint Owners in either the form of a lump sum or under an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after LNL approves the death claim.

If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by LNL of the claim. This payment may be postponed as permitted by the Investment Company Act of 1940.

6.02 DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

The Death Benefit options listed in Section 6.01 are no longer applicable and the Death Benefit option in effect will terminate.

If the Owner or a Joint Owner dies on or after the Annuity Commencement Date, any remaining benefits payable will continue to be distributed under the Annuity Payment Option then in effect. The rights of ownership granted by the Contract will pass to the Joint Owner, if any; otherwise to the Beneficiary. If there is no named Beneficiary at the time of the Owner's or last surviving Joint Owner's death, then the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Joint Owner, Beneficiary, Annuitant, or Joint Annuitant survives the Owner, any remaining benefits payable will continue to the Owner's estate.

On receipt of due proof of death, as described in Section 6.01, of the Annuitant or both Joint Annuitants, any remaining benefits payable under the Annuity Payment Option will be paid to the Owner or Joint Owner, if living; otherwise, to the Beneficiary. If there is no Beneficiary, any remaining benefits payable will continue to the Annuitant's estate.

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ARTICLE 7
ANNUITY PAYMENT OPTIONS

7.01 ANNUITY BENEFIT PAYMENTS

An election to receive payments under an Annuity Payment Option must be made by the Maturity Date. If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity benefit payments guaranteed for 10 years. The Maturity Date is set forth on the Contract Data page(s). Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred. Purchase Payments may be made until the new Maturity Date.

If the Maturity Date is extended, LNL reserves the right to restrict the availability of certain Annuity Payment Options.

Any Contract Value from a Fixed Sub-account applied to an Annuity Payment Option will be exempt from a Market Value Adjustment.

Any Purchase Payment that is applied to an Annuity Payment Option within 12 months of the receipt of the Purchase Payment will be subject to a CDSC (see
Section 5.05).

7.02 CHOICE OF ANNUITY PAYMENT OPTION

By Owner

Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option. In addition, the Owner may select an Annuity Payment Option as the distribution method for payment of the Death Benefit to a Beneficiary. Such selection of a distribution method must be made in writing to the Home Office and approved by LNL. The Owner may change or revoke, in writing to the Home Office, any such selection, unless such selection was made irrevocable.

By Beneficiary

If an Annuity Payment Option has not been previously selected by the Owner as the distribution option for the payment of the Death Benefit to a Beneficiary, then at the time proceeds are payable to a Beneficiary, a Beneficiary may choose any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9). The Beneficiary then becomes the Annuitant.

A choice or change of an Annuity Payment Option must be made in writing to LNL.

After the Annuity Commencement Date, the Annuity Payment Option may not be changed.

7.03 ANNUITY PAYMENT OPTIONS

     a. Life Annuity / Life Annuity with Certain Period -- Fixed and/or variable annuity benefit payments will be made for the lifetime of the Annuitant with no Certain Period, or life and a 10 year Certain Period, or life and a 20 year Certain Period.

     b. Unit Refund Life Annuity -- Variable annuity benefit payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

          1) the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this option by the Annuity Unit value on the Annuity Commencement Date) is greater than;

          2) the number of Annuity Units paid as part of each variable annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death;

          then a refund payment equal to the number of Annuity Units determined by (1) minus (2) will be made.

          The refund payment value will be determined using the Annuity Unit value on the Valuation Date on which the refund payment is approved by LNL, after LNL is in receipt of:

               (a)  due proof of death acceptable to LNL;

               (b)  written authorization for payment; and

               (c)  all claim forms, fully completed.

     c. Cash Refund Life Annuity -- Fixed annuity benefit payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

          1) the total dollar amount applied to purchase this option is greater than;

          2) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death;

          then a refund payment equal to the dollar amount of (1) minus (2) will be made.

          The refund payment will be paid upon approval by LNL, after LNL is in receipt of:

                    (a) due proof of death acceptable to LNL;

                    (b) written authorization for payment; and

                    (c) all claim forms, fully completed.

     d. Joint life Annuity / Joint Life Annuity with Certain Period -- Fixed and/or variable annuity benefit payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, annuity benefit payments continue for the life of the surviving Annuitant.

     e. Joint Life and Two-Thirds to Survivor Annuity / Joint Life and Two-Thirds to Survivor Annuity with Certain Period -- Fixed and/or variable annuity benefit payments will be made during the joint life of the Annuitant and a Joint Annuitant. Upon the death of either Annuitant, two-thirds of the annuity benefit payment due while both Annuitants were alive will continue for the life of the surviving Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 20-year Certain Period, or joint life and a 20-year Certain Period.

     f.   Other options may be available as agreed upon in writing by LNL.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value, adjusted as described in Section 7.04, applied to provide a variable annuity benefit payment, a fixed annuity benefit payment, or a combination fixed and variable annuity benefit payment. If no election is made, the value of the Owner's Variable Account will be used to provide a variable annuity benefit payment and the value of the Owner's Fixed Account will be used to provide a fixed annuity benefit payment.

7.04 DETERMINATION OF THE AMOUNT OF THE FIRST ANNUITY PAYMENT

The amount of annuity benefit payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant(s) as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year.

Article 10 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment for a unisex variable annuity benefit payment based upon the assumed interest rate selected by the Owner. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes and CDSC. Amounts shown use the 1983 `a' Individual Annuity Mortality Table, modified, with an assumed interest rate of 3.0%, 4.0%, 5.0% and 6.0% per year. The Owner must select one of the assumed interest rates for the variable annuity benefit payment prior to the Annuity Commencement Date. The assumed interest rate may not be changed after the Annuity Commencement Date.

Article 11 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the monthly payments for a fixed annuity benefit payment. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes and CDSC. Amounts shown use the 1983 `a' Individual Annuity Mortality Table, modified, with an interest rate of 3.0% per year.

For a 100% fixed annuity benefit payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity benefit payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity benefit payments will be determined as of the Annuity Commencement Date.

7.05 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first variable annuity benefit payment is sub-divided into components, each of which represents the product of:

     a. the percentage elected by the Owner of a specific Variable Sub-account, the performance of which will determine future variable annuity benefit payments, and

     b.   the entire first variable annuity benefit payment.

Each variable annuity benefit payment after the first payment attributable to a specific Variable Sub-account will be determined by multiplying the Annuity Unit value for the Variable Sub-account for the date each payment is due by a constant number of Annuity Units. This constant number of each specific Variable Sub-account is determined by dividing the component of the first payment attributable to such Variable Sub-account as described above by the Annuity Unit value for that Variable Sub-account on the Annuity Commencement Date. The total variable annuity benefit payment will be the sum of the payments attributable to each Variable Sub-account. In absence of transfers between Variable Sub-accounts, the number of Annuity Units attributable to each Variable Sub-account remains constant, although the Annuity Unit values will vary with the investment performance of the Funds. The Annuity Unit value may increase or decrease the dollar value of benefits under the Contract.

The Annuity Unit value for any Valuation Period for any Variable Sub-account is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) the daily factor raised to a power equal to the number of days in the current Valuation Period and (b) the Accumulation Unit value of the same Variable Sub-account for this Valuation Period divided by the Accumulation Unit value of the same Variable Sub-account for the immediately preceding Valuation Period. The daily factor is equal to
0.999919020 for a 3% assumed interest rate, 0.999892552 for a 4% assumed interest rate, 0.999866337 for a 5% assumed interest rate, and 0.999840372 for a 6% assumed interest rate.

The valuation of all assets in the Variable Sub-account will be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by LNL of the value of an Accumulation Unit and of any Annuity Unit will be conclusive upon the Owner and any Beneficiary.

LNL guarantees that the dollar amount of each installment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first installment is based. After the Annuity Commencement Date, if any portion of the annuity benefit payment is a variable annuity benefit payment, the Owner may direct a transfer of assets from one Variable Sub-account to another Variable Sub-account or to a fixed annuity benefit payment. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a fixed annuity benefit payment to a variable annuity benefit payment.

A transfer from one Variable Sub-account to another Variable Sub-account will result in the purchase of Annuity Units in one Variable Sub-account and the redemption of Annuity Units in the other Variable Sub-account. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the transfer request is received by LNL. The valuation of Annuity Units is described above. A transfer from a Variable Sub-account to a fixed annuity benefit payment will result in the redemption of Annuity Units in that Variable Sub-account and the purchase of a minimum fixed annuity benefit payment based on the tables in Article 11.

7.06 PROOF OF AGE

Payment will be subject to proof of age that LNL will accept, such as a certified copy of a birth certificate.

7.07 MINIMUM ANNUITY BENEFIT PAYMENT REQUIREMENTS

If the Annuity Payment Option chosen results in payments of less than $50 from any Variable Sub-account and/or a fixed annuity benefit payment of less than $50, the frequency will be changed so that payments will be at least $50.

7.08 EVIDENCE OF SURVIVAL

LNL has the right to ask for proof that the person (or persons) on whose life (or lives) the payment is based is alive when each payment is due.

7.09 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.

ARTICLE 8
BENEFICIARY

8.01 DESIGNATION OF BENEFICIARY

The Owner may designate a Beneficiary(s) and a contingent Beneficiary(s).

If there is a single Owner, the designated Beneficiary(s) will receive the Death Benefit proceeds upon the death of the Owner unless the Beneficiary as the surviving spouse elects to continue the Contract.

If there are Joint Owners, upon the death of the first Joint Owner, the surviving Joint Owner will receive the Death Benefit proceeds. The surviving Joint Owner will be treated as the primary designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

If the surviving spouse of the deceased continues the Contract as the sole Owner, then the designated Beneficiary(ies) move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner (see Section 8.02).

If the Annuitant dies and a Death Benefit is paid, the Owner (and Joint Owner if applicable) will be treated as the primary designated Beneficiary(ies). Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Unless otherwise stated in the Beneficiary designation, if there is more than one Beneficiary they are presumed to share equally.

8.02 CHANGE OF BENEFICIARY

The Owner may change any Beneficiary unless otherwise provided in the previous designation. A change of Beneficiary will revoke any previous designation. A change may be made by filing a written request, in a form acceptable to LNL, at its Home Office. The change will become effective upon receipt of the written request by LNL at its Home Office.

LNL reserves the right to request the Contract for endorsement of the change.

8.03 DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other Beneficiaries named, according to their respective interests. If there are no Beneficiaries, the Beneficiary's interest will pass to a contingent Beneficiary(s), if any. Prior to the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Unless otherwise provided in the Beneficiary designation, once a Beneficiary is receiving Death Benefits or annuity benefit payments under an Annuity Payment Option, the Beneficiary may name his or her own Beneficiary(s) to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original

Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made in writing to the LNL Home Office in a form acceptable to LNL.

ARTICLE 9
GENERAL PROVISIONS

9.01  THE CONTRACT

The Contract and any riders attached constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LNL has the power, on behalf of LNL, to change, modify, or waive any provisions of this Contract.

LNL reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

9.02  OWNERSHIP

The Owner is the person who has the ability to exercise the rights within this Contract.

The Owner may name a Joint Owner. Joint Owners will be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either Joint Owner, independently of the other, may exercise any ownership rights in the Contract.

9.03  ANNUITANTS

Prior to the Annuity Commencement Date.

The Owner may name only one Annuitant. If the Owner is an exempt organization under Code Section 501(c), the Owner may name one Annuitant or two Joint Annuitants.

If the Owner is a natural person, the Owner has the right to change the Annuitant at any time by notifying LNL in writing of the change. The new Annuitant must be under the age of 86 as of the effective date of the change. A Death Benefit may not be payable upon the death of the new Annuitant (see
Section 6.01).

A Contingent Annuitant may be named, or changed, by notifying LNL in writing.

On or After the Annuity Commencement Date.

The Annuitant or Joint Annuitants may not be changed. Any Contingent Annuitant designation is no longer applicable and is terminated.

9.04  ASSIGNMENTS

If this Contract is used with a Qualified Plan, the Contract will not be transferable unless allowed under applicable law. In addition, if this Contract is used with either a Qualified or Non-Qualified Plan, it may not be sold, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

9.05  INCONTESTABILITY

This Contract will not be contested by LNL.

9.06  MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant(s) has been misstated, the benefits available under this Contract will be those which the Purchase Payments would have purchased using the correct age and/or sex. Any underpayment already made by LNL will be made up immediately and any overpayments already made by LNL will be charged against the annuity benefit payments falling due after the correction is made.

9.07 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNL.

9.08 VOTING RIGHTS

The Owner will have a right to vote only at the meetings of the Funds of the Variable Account invested in by the Owner due to the Owner's interest in the Variable Sub-accounts of the Variable Account. Ownership of this Contract will not entitle any person to vote at any meeting of shareholders of LNL. Votes attributable to the Contract will be cast in conformity with applicable law.

9.09 OWNERSHIP OF THE ASSETS

LNL will have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.

9.10 REPORTS

Prior to the Annuity Commencement Date, at least once each Contract Year, LNL will mail a report to the Owner. The report will be mailed to the last address known to LNL. The report will include a statement of the number of Accumulation Units credited to the Variable Account under this Contract and the dollar value of such units as well as a statement of the value of the Fixed Account of this Contract. The information in the report will be as of a date not more than two months prior to the date of mailing the report. LNL will also mail to the Owner at least once in each Contract Year a report of the investments held in the Variable Sub-accounts under this Contract.

9.11 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Purchase Payments or Contract Value when incurred by LNL or at another time of LNL's choosing.

9.12 MAXIMUM ISSUE AGE

The Owner (or both Joint Owners, if applicable) and the Annuitant (or both Joint Annuitants, if applicable) must be under the age of 86 when this Contract is issued.

                                   ARTICLE 10
             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION

10.01 A VARIABLE PAYMENT OPTION WITH A 3.0% ASSUMED INTEREST RATE

-------------------------------------------------------------------------------------------------------
                             DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                   PURCHASED WITH EACH $1,000 APPLIED
-------------------------------------------------------------------------------------------------------
                                          SINGLE LIFE ANNUITIES
-------------------------------------------------------------------------------------------------------
                     No                    120                       240
                   Period                Months                     Months                 Unit
      Age          Certain               Certain                   Certain                Refund
-------------------------------------------------------------------------------------------------------
      60            $4.33                 $4.29                     $4.13                 $4.09
      61             4.43                  4.38                      4.20                  4.16
      62             4.53                  4.47                      4.27                  4.23
      63             4.64                  4.57                      4.34                  4.31
      64             4.75                  4.68                      4.40                  4.39

      65             4.87                  4.79                      4.47                  4.48
      66             5.00                  4.90                      4.55                  4.57
      67             5.15                  5.03                      4.61                  4.67
      68             5.30                  5.16                      4.68                  4.77
      69             5.46                  5.30                      4.75                  4.87

      70             5.64                  5.44                      4.81                  4.98
      71             5.83                  5.60                      4.88                  5.10
      72             6.03                  5.76                      4.93                  5.22
      73             6.25                  5.93                      4.99                  5.35
      74             6.50                  6.10                      5.04                  5.48
      75             6.76                  6.29                      5.08                  5.62
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      JOINT AND SURVIVOR ANNUITIES
-------------------------------------------------------------------------------------------------------
          Joint and Full to Survivor                            Joint and Two-Thirds to Survivor
-------------------------------------------------------------------------------------------------------
                Certain Period                                             Certain Period
-------------------------------------------------------------------------------------------------------
                                                Joint
      None         120          240              Age             None          120        240
-------------------------------------------------------------------------------------------------------
     $3.93        $3.93        $3.90             60              $4.34        $4.29       $4.14
      4.00         4.00         3.96             61               4.43         4.38        4.20
      4.08         4.08         4.03             62               4.53         4.48        4.27
      4.17         4.16         4.10             63               4.64         4.58        4.34
      4.25         4.25         4.18             64               4.75         4.68        4.41

      4.35         4.34         4.25             65               4.88         4.79        4.48
      4.45         4.44         4.33             66               5.01         4.91        4.55
      4.56         4.55         4.41             67               5.15         5.03        4.61
      4.68         4.66         4.49             68               5.30         5.16        4.68
      4.80         4.78         4.57             69               5.46         5.29        4.75

      4.94         4.91         4.64             70               5.63         5.44        4.81
      5.08         5.05         4.72             71               5.81         5.59        4.87
      5.23         5.19         4.79             72               6.01         5.74        4.93
      5.40         5.34         4.86             73               6.22         5.91        4.98
      5.57         5.50         4.93             74               6.45         6.08        5.03
      5.77         5.67         4.99             75               6.70         6.25        5.08
-------------------------------------------------------------------------------------------------------

Age Adjustment Table

Year of Birth    Adjustment to Age        Year of Birth      Adjustment to Age
-------------    -----------------        -------------      -----------------
Before 1920           +2                    1960-1969              -3
1920-1929             +1                    1970-1979              -4
1930-1939              0                    1980-1989              -5
1940-1949             -1                    1990-1999              -6
1950-1959             -2                       ETC.               ETC.

10.02 A VARIABLE PAYMENT OPTION WITH A 4.0% ASSUMED INTEREST RATE

-------------------------------------------------------------------------------------------------------
                             DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                                   PURCHASED WITH EACH $1,000 APPLIED
-------------------------------------------------------------------------------------------------------
                                          SINGLE LIFE ANNUITIES
-------------------------------------------------------------------------------------------------------
                     No                    120                       240
                   Period                Months                     Months                 Unit
      Age          Certain               Certain                   Certain                Refund
-------------------------------------------------------------------------------------------------------
      60            $4.88                 $4.83                     $4.66                 $4.67
      61             4.97                  4.92                      4.72                  4.74
      62             5.07                  5.01                      4.79                  4.82
      63             5.18                  5.11                      4.85                  4.90
      64             5.30                  5.21                      4.92                  4.99

      65             5.42                  5.32                      4.99                  5.08
      66             5.55                  5.43                      5.05                  5.17
      67             5.69                  5.55                      5.12                  5.27
      68             5.84                  5.68                      5.18                  5.38
      69             6.00                  5.82                      5.25                  5.49

      70             6.18                  5.96                      5.31                  5.61
      71             6.37                  6.11                      5.37                  5.73
      72             6.57                  6.27                      5.42                  5.86
      73             6.80                  6.44                      5.47                  6.00
      74             7.04                  6.61                      5.52                  6.14
      75             7.30                  6.79                      5.56                  6.29
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      JOINT AND SURVIVOR ANNUITIES
-------------------------------------------------------------------------------------------------------
          Joint and Full to Survivor                            Joint and Two-Thirds to Survivor
-------------------------------------------------------------------------------------------------------
                Certain Period                                             Certain Period
-------------------------------------------------------------------------------------------------------
                                                Joint
      None         120          240              Age             None          120        240
-------------------------------------------------------------------------------------------------------
     $4.47        $4.46        $4.43             60             $4.89         $4.84      $4.67
      4.54         4.53         4.49             61              4.98          4.92       4.73
      4.61         4.61         4.56             62              5.08          5.01       4.79
      4.69         4.69         4.63             63              5.19          5.11       4.86
      4.78         4.78         4.70             64              5.30          5.21       4.92

      4.88         4.87         4.77             65              5.42          5.32       4.99
      4.97         4.96         4.84             66              5.55          5.44       5.05
      5.08         5.07         4.92             67              5.69          5.56       5.12
      5.20         5.18         4.99             68              5.84          5.68       5.18
      5.32         5.30         5.07             69              6.00          5.82       5.25

      5.45         5.42         5.14             70              6.17          5.96       5.31
      5.59         5.56         5.22             71              6.36          6.10       5.36
      5.74         5.70         5.29             72              6.55          6.25       5.42
      5.91         5.85         5.35             73              6.76          6.41       5.47
      6.08         6.01         5.41             74              6.99          6.58       5.52
      6.27         6.17         5.47             75              7.24          6.75       5.56
-------------------------------------------------------------------------------------------------------

Age Adjustment Table

 Year of Birth     Adjustment to Age      Year of Birth      Adjustment to Age
 -------------     -----------------      -------------      -----------------
  Before 1920            +2                 1960-1969               -3
   1920-1929             +1                 1970-1979               -4
   1930-1939              0                 1980-1989               -5
   1940-1949             -1                 1990-l999               -6
   1950-1959             -2                    ETC.                ETC.

10.03 A VARIABLE PAYMENT OPTION WITH A 5.0% ASSUMED INTEREST RATE

--------------------------------------------------------------------------------
             DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                              SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                  No            120               240
                Period        Months            Months           Unit
      Age       Certain       Certain          Certain          Refund
--------------------------------------------------------------------------------
       60       $  5.45       $  5.39           $  5.21         $  5.27
       61          5.55          5.48              5.27            5.34
       62          5.64          5.57              5.33            5.42
       63          5.75          5.66              5.39            5.50
       64          5.86          5.76              5.46            5.59

       65          5.98          5.87              5.52            5.68
       66          6.11          5.98              5.58            5.77
       67          6.25          6.10              5.64            5.87
       68          6.40          6.22              5.70            5.98
       69          6.56          6.35              5.76            6.10

       70          6.73          6.49              5.82            6.22
       71          6.92          6.64              5.88            6.35
       72          7.13          6.80              5.93            6.48
       73          7.35          6.96              5.98            6.62
       74          7.60          7.13              6.02            6.77
       75          7.86          7.30              6.06            6.93
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
     Joint and Full to Survivor             Joint and Two-Third to Survivor
--------------------------------------------------------------------------------
          Certain Period                             Certain Period
--------------------------------------------------------------------------------
                                          Joint
     None         120           240        Age       None       120     240
--------------------------------------------------------------------------------
   $  5.03    $  5.03       $  4.99        60       $  5.46   $  5.40   $  5.22
      5.10       5.09          5.05        61          5.55      5.48      5.28
      5.17       5.17          5.11        62          5.65      5.57      5.34
      5.25       5.24          5.18        63          5.75      5.67      5.40
      5.33       5.33          5.24        64          5.86      5.77      5.46

      5.42       5.41          5.31        65          5.98      5.87      5.52
      5.52       5.51          5.38        66          6.11      5.98      5.58
      5.62       5.61          5.45        67          6.25      6.10      5.64
      5.73       5.72          5.52        68          6.40      6.22      5.70
      5.85       5.83          5.59        69          6.56      6.35      5.76

      5.98       5.95          5.66        70          6.73      6.49      5.82
      6.12       6.08          5.73        71          6.91      6.63      5.87
      6.27       6.22          5.80        72          7.11      6.78      5.93
      6.43       6.37          5.86        73          7.32      6.94      5.97
      6.61       6.52          5.92        74          7.55      7.10      6.02
      6.80       6.69          5.97        75          7.79      7.26      6.06
--------------------------------------------------------------------------------

Age Adjustment Table

Year of Birth     Adjustment to Age     Year of Birth     Adjustment to Age
-------------     -----------------     -------------     -----------------

Before 1920             +2                1960-1969             -3
 1920-l929              +1                1970-1979             -4
 1930-1939               0                1980-1989             -5
 1940-1949              -1                1990-1999             -6
 1950-1959              -2                   ETC.              ETC.

Form 30295                          Page 26

10.04 A VARIABLE PAYMENT OPTION WITH A 6.0% ASSUMED INTEREST RATE

--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                              SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                     No              120               240
                   Period           Months            Months          Unit
      Age          Certain         Certain           Certain         Refund
--------------------------------------------------------------------------------
       60         $  6.05         $    5.98         $    5.78       $   5.87
       61            6.23              6.14              5.84           6.02
       62            6.13              6.06              5.90           5.95
       63            6.33              6.23              5.95           6.10
       64            6.44              6.33              6.01           6.19

       65            6.56              6.43              6.07           6.28
       66            6.69              6.54              6.13           6.38
       67            6.82              6.65              6.19           6.48
       68            6.97              6.78              6.24           6.59
       69            7.13              6.90              6.30           6.71

       70            7.30              7.04              6.35           6.83
       71            7.49              7.18              6.40           6.96
       72            7.70              7.33              6.45           7.10
       73            7.92              7.49              6.50           7.24
       74            8.16              7.65              6.54           7.40
       75            8.43              7.82              6.58           7.56
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
   Joint and Full to Survivor              Joint and Two-Thirds to Survivor
--------------------------------------------------------------------------------
        Certain Period                              Certain Period
--------------------------------------------------------------------------------
                                        Joint
      None       120         240         Age      None        120       240
--------------------------------------------------------------------------------
   $  5.61    $  5.61     $  5.57        60     $  6.05    $  5.98   $  5.79
      5.68       5.67        5.63        61        6.14       6.06      5.84
      5.75       5.74        5.69        62        6.23       6.15      5.90
      5.82       5.82        5.75        63        6.34       6.24      5.96
      5.90       5.89        5.81        64        6.45       6.33      6.01

      5.99       5.98        5.87        65        6.56       6.43      6.07
      6.08       6.07        5.94        66        6.69       6.54      6.13
      6.18       6.17        6.00        67        6.82       6.66      6.19
      6.29       6.27        6.07        68        6.97       6.77      6.24
      6.41       6.38        6.14        69        7.13       6.90      6.30

      6.53       6.50        6.20        70        7.30       7.03      6.35
      6.67       6.63        6.27        71        7.48       7.17      6.40
      6.81       6.76        6.33        72        7.67       7.32      6.45
      6.97       6.90        6.39        73        7.89       7.47      6.50
      7.14       7.05        6.44        74        8.11       7.62      6.54
      7.33       7.21        6.50        75        8.36       7.79      6.57
--------------------------------------------------------------------------------

Age Adjustment Table

Year of Birth   Adjustment of Age       Year of Birth   Adjustment of Age
-------------   -----------------       -------------   -----------------
Before 1920           +2                  1960-1969             -3
 1920-1929            +1                  1970-1979             -4
 1930-1939             0                  1980-1989             -5
 1940-1949            -1                  1990-1999             -6
 1950-1959            -2                      ETC.             ETC.

                                   ARTICLE 11

               ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------
                              SINGLE LIFE ANNUITIES
--------------------------------------------------------------------------------
                     No           120             240
                   Period        Months          Months             Unit
      Age          Certain       Certain        Certain            Refund
--------------------------------------------------------------------------------
       60           $4.42         $4.38          $4.22              $4.18
       61            4.52          4.47           4.29               4.26
       62            4.62          4.56           4.36               4.34
       63            4.73          4.66           4.43               4.42
       64            4.85          4.77           4.50               4.51

       65            4.97          4.89           4.57               4.60
       66            5.11          5.01           4.64               4.69
       67            5.25          5.13           4.71               4.79
       68            5.41          5.27           4.78               4.90
       69            5.57          5.41           4.85               5.01

       70            5.75          5.56           4.91               5.13
       71            5.95          5.71           4.98               5.25
       72            6.16          5.88           5.04               5.38
       73            6.38          6.05           5.09               5.52
       74            6.63          6.23           5.14               5.66
       75            6.90          6.42           5.19               5.81
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          JOINT AND SURVIVOR ANNUITIES
--------------------------------------------------------------------------------
        Joint and Full Survivor                   Joint and Two-Thirds Survivor
--------------------------------------------------------------------------------
             Certain Period                              Certain Period
--------------------------------------------------------------------------------
                                         Joint
     None        120         240         Age        None        120        240
-------------------------------------------------------------------------------
     $4.01      $4.01       $3.98        60         $4.43      $4.38      $4.22
      4.09       4.08        4.05        61          4.52       4.47       4.29
      4.17       4.16        4.12        62          4.63       4.57       4.36
      4.25       4.25        4.19        63          4.74       4.67       4.43
      4.34       4.34        4.26        64          4.85       4.78       4.50

      4.44       4.43        4.34        65          4.98       4.89       4.57
      4.54       4.54        4.42        66          5.11       5.01       4.64
      4.66       4.64        4.50        67          5.26       5.13       4.71
      4.77       4.76        4.58        68          5.41       5.27       4.78
      4.90       4.88        4.66        69          5.57       5.41       4.85

      5.04       5.01        4.74        70          5.75       5.55       4.91
      5.18       5.15        4.82        71          5.94       5.70       4.98
      5.34       5.30        4.89        72          6.14       5.86       5.03
      5.51       5.45        4.96        73          6.35       6.03       5.09
      5.69       5.62        5.03        74          6.59       6.20       5.14
      5.89       5.79        5.09        75          6.84       6.38       5.18
--------------------------------------------------------------------------------
Age Adjustment Table

   Year of Birth         Adjustment to Age     Year of Birth   Adjustment to Age
   -------------         -----------------     --------------  -----------------
   Before 1920                   + 2              1960-1969           - 3
    1920-1929                    + 1              1970-1979           - 4
    1930-1939                      0              1980-1989           - 5
    194O-1949                    - 1              1990-1999           - 6
    1950-1959                    - 2                 ETC.             ETC.

Form 30295                           Page 28

                                     ANNUITY
                                    CONTRACT


                            Flexible Premium Deferred
              Variable Annuity and/or Market Value Adjusted Annuity
                          With Benefit Payment Options

                                Nonparticipating




                      If you have any questions concerning
                              this Contract, please
                       contact your Lincoln National Life
                    representative or the Home Office of LNL.




                              THE LINCOLN NATIONAL
                             LIFE INSURANCE COMPANY

                            1300 South Clinton Street
                                  P.O. Box 7866
                            Fort Wayne, Indiana 46802

                                  888-868-2583